                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       DAMES & MOORE GROUP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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
                                     [LOGO]

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Dames & Moore Group on August 10, 1998, beginning at 8:00 a.m., at the Los Angeles Marriott Downtown Hotel, 333 South Figueroa Street, Los Angeles, California 90071.

    Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report to Shareholders for 1998.

    It is important that your shares be represented at the meeting, regardless of the size of your holdings. Therefore, please complete and return the enclosed proxy card as soon as possible.

    We hope you can attend the meeting. If you plan to do so and are a shareholder of record, please indicate that you plan to attend the meeting in the space provided on your proxy card.

                                          Very truly yours,

                                          /s/ George D. Leal

                                          George D. Leal

                                          Chairman of the Board

June 23, 1998

                            YOUR VOTE IS IMPORTANT.
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

                              DAMES & MOORE GROUP
                       911 WILSHIRE BOULEVARD, SUITE 700
                         LOS ANGELES, CALIFORNIA 90017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 10, 1998

    The Annual Meeting of the Shareholders of Dames & Moore Group, a Delaware corporation (the "Company"), will be held on August 10, 1998, beginning at 8:00 a.m., at the Los Angeles Marriott Downtown Hotel, 333 South Figueroa Street, Los Angeles, California 90071 for the following purposes:

    1.  To elect a Board of Directors of ten members.

    2. To approve an amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

    3. To approve an amendment to the Company's 1995 Stock Option Plan for Non-Employee Directors.

    4. To approve an amendment to the Company's Amended and Restated Long-Term Incentive Plan.

    5. To consider and transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on June 12, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Mark A. Snell

                                          Mark A. Snell

                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

June 23, 1998
Los Angeles, California

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                              DAMES & MOORE GROUP
                       911 WILSHIRE BOULEVARD, SUITE 700
                         LOS ANGELES, CALIFORNIA 90017

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 10, 1998

    This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about June 23, 1998 in connection with the solicitation by the Board of Directors of Dames & Moore Group, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company on August 10, 1998, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    Although the principal solicitation of proxies is being made through this Proxy Statement, proxies may also be solicited personally, by telephone or by mail by directors, officers or employees of the Company. Such persons will not receive any additional compensation for their solicitation services. The Company will pay the entire expense of preparing, printing and mailing proxy solicitation material on behalf of the Board of Directors, including amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material to beneficial owners of shares of the Company's common stock, $0.01 par value ("Common Stock").

                               VOTING SECURITIES

    The Board of Directors has fixed the close of business on June 12, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. As of June 12, 1998,
there were             shares of Common Stock issued and outstanding and
entitled to vote at the annual meeting. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share owned on all matters submitted to a vote of shareholders except that, as described in more detail below, each shareholder is entitled to cumulate his or her votes in electing directors.

    Shares represented by duly executed and dated proxies in the accompanying form and received before the annual meeting will be voted at the annual meeting. Where a shareholder specifies a choice on the proxy with respect to any matter to be acted upon, the shares will be voted accordingly by the proxy holders named in the proxy. Where no choice is specified, the shares represented by the proxy will be voted as described in this Proxy Statement with respect to the election of directors, in favor of the other proposals described in this Proxy Statement and in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

    A shareholder has the power to revoke a proxy at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by a shareholder who is present at the annual meeting and who expresses a desire to vote in person.

    A majority of the Company's outstanding shares of Common Stock as of June 12, 1998, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. The ten director nominees who receive the greatest number of affirmative votes will be elected as directors of the Company. Approval of Proposal 2 described in this Proxy Statement requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. Approval of Proposals 3 and

4 described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares present at the meeting and entitled to vote on the proposal.

    Abstentions on any particular matter will be counted as present for purposes of determining the existence of a quorum. Proxies marked as abstaining as to Proposals 2, 3 and/or 4 or withholding a vote in connection with the election of one or more nominees for director will not be counted as casting votes for Proposals 2, 3 and/or 4 or for such nominees.

    If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter (a broker non-vote), those shares will be counted as present for purposes of determining the existence of a quorum. Proxies subject to broker non-votes would not, however, be counted as casting votes for or against any proposal, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question. Such brokers have authority to vote on all of the proposals presented below.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

VOTING PROCEDURES

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than eight nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by the directors then in office. The Board of Directors has set the authorized number of directors at ten. Accordingly, ten directors are to be elected at the annual meeting, each to hold office until the next annual meeting of shareholders and the election and qualification of a successor or the director's earlier death, resignation or removal.

    Because cumulative voting is permitted in the election of the Company's directors, each shareholder, in person or by proxy, is entitled to cast a number of votes equal to the number of shares of Common Stock standing in such shareholder's name as of June 12, 1998, multiplied by the number of directors to be elected (in this case, ten). A shareholder is entitled to cast all such votes for a single nominee for director or for any two or more nominees in such proportion as the shareholder may decide.

    If a shareholder desires to cumulate his or her votes, the accompanying proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write next to the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more nominees by striking a line through the name(s) of such nominee or nominees.

    The Board of Directors recommends that shareholders grant proxies to vote for all ten of the nominees for directors listed below. In order to permit the election of as many as possible of the following nominees, the Board of Directors also recommends that shareholders do not cast their votes on a cumulative basis. Unless marked otherwise, proxies will be voted by the proxy holders in such a manner as to elect all or as many of the following nominees as possible. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of such nominees as possible.

    If any of the nominees listed below refuses or is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors. Each of the following nominees has agreed to serve if elected, and the Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

NOMINEES TO THE BOARD OF DIRECTORS

    The following persons have been nominated for election as directors at the 1998 annual meeting:

NAME                                        AGE      CURRENT POSITION WITH THE COMPANY
--------------------------------------      ---      ------------------------------------------------
Ursula M. Burns.......................          39   Director
Robert F. Clarke......................          56   Director
Arthur C. Darrow......................          54   Chief Executive Officer, President and Director
Gary R. Krieger.......................          47   Vice President and Director
George D. Leal........................          64   Chairman of the Board of Directors
A. Ewan Macdonald.....................          56   Director
Anthony R. Moore......................          52   Director
Michael R. Peevey.....................          60   Director
Harald Peipers........................          70   Director
Arthur E. Williams....................          60   Director

    Ursula M. Burns is Vice President and General Manager, Departmental Business Unit within the Office Document Products Group of Xerox Corporation. Prior to her assignment to this position in 1997, Ms. Burns served as Vice President of three other Xerox business units from 1992 to 1997, as Executive Assistant to the Chairman and Chief Executive Officer of Xerox Corporation from 1991 to 1992 and in various other positions with Xerox Corporation from 1982 to 1991. She has served as a director of the Company since 1997. Ms. Burns has bachelor's and master's degrees in mechanical engineering from Polytechnic Institute of New York and Columbia University, respectively.

    Robert F. Clarke is President and Chief Executive Officer and a director of Hawaiian Electric Industries, the parent company of Hawaiian Electric Company and other non-utility subsidiaries. Prior to his election as President and Chief Executive Officer in 1991, he served as Group Vice President from 1988 to 1990 and as Vice President of Strategic Planning from 1987 to 1988. He has a bachelor's degree in economics and a master's degree in business administration from the University of California, Berkeley. He has served as a director of the Company since 1997.

    Arthur C. Darrow has been employed by the Company since 1973. He has served as a director since 1994 and as Chief Executive Officer and President since 1995. Between 1993 and 1994, he served as President and Chief Operating Officer; between 1991 and 1993, as Senior Vice President--Western North America Division; and between 1988 and 1991, as the Company's Western Region General Manager and Division Manager--Western North America. Mr. Darrow has bachelor's and master's degrees in geology from the University of California, Santa Barbara.

    Gary R. Krieger has been employed by the Company since 1988 as Corporate Head of Health & Safety and has served as Vice President and Manager of Health Consulting Services since 1991. He has a bachelor's degree in English literature and chemistry and a medical degree from the University of North Carolina, Chapel Hill; and a master's degree in public health from Johns Hopkins University. Dr. Krieger completed a residency in internal medicine at the Mayo Clinic.

    George D. Leal has been employed by the Company since 1959. He has served as Chairman of the Board of Directors since 1981, and served as Chief Executive Officer from 1981 through 1994. Mr. Leal has bachelor's and master's degrees in civil engineering from Santa Clara University and the California Institute of Technology, respectively, and a master's degree in business administration from the University of Chicago.

    A. Ewan Macdonald retired as Chairman and Chief Executive Officer of Del Monte Foods, a consumer products company, in 1994. He served as the Chairman and Chief Executive Officer of Del Monte Foods from 1990 to 1994, as President and Chief Executive Officer from 1987 to 1990 and as

Marketing Director from 1985 to 1987. He has served as a director of the Company since 1997. He has a master's degree in economics from the University of Edinburgh, Scotland.

    Anthony R. Moore has been President of NEVTechnologies, L.L.C., a Los Angeles based energy services company, since April 1, 1998. Prior to that he was a Managing Director with investment bank Credit Suisse First Boston which firm acquired BZW, the investment banking division of the Barclay's group which he joined in 1993, serving as Chairman, Corporate Finance between 1996 and 1997, as a Member of the Board of Bankers Trust International from 1992 to 1994, and as a Member of the Management Committee of County NatWess from 1991 to 1992. Mr. Moore has served as a director of the Company since 1995. Between 1983 and 1991, Mr. Moore served in a number of senior positions for Goldman Sachs & Co. He attended Worthing College and has a bachelor's degree from the University of Exeter, United Kingdom.

    Michael R. Peevey has served as President of New Energy Ventures, L.L.C. since 1995. He retired in 1993 as President and a director of Edison International, Inc. and its subsidiary, Southern California Edison Company, a position he accepted in 1990. He was an Executive Vice President of these companies from 1985 to 1990. He has served as a director of the Company since 1993, and he is also a director of Electro Rent Corporation, Amerigon Incorporated and Ocal, Inc. Mr. Peevey has bachelor's and master's degrees in economics from the University of California, Berkeley.

    Harald Peipers has served as a director of the Company since 1985. Dr. Peipers is an Attorney-at-Law in Essen, Germany. He served as a member of the Board of Executive Directors of Hochtief Aktiengesellschaft vorm. Gebr. Helfmann ("Hochtief AG"), a German corporation engaged in civil engineering and construction, between 1975 and 1994. He has a doctorate degree in law from the University of Heidelberg, is a director of Keller Group plc, and is Vice Chairman of the Board of Directors of Athens International Airport S.A.

    Arthur E. Williams retired as Chief of Engineers and Commanding General of the U.S. Army Corps of Engineers in 1996. He was the National President of the Society of Military Engineers from 1995 to 1996 and served as President of the Mississippi River Commission from 1989 to 1991. He has served as a director of the Company since 1997 and currently serves on the Advisory Board for the School of Engineering, Rensselaer Polytechnic Institute (RPI). Mr. Williams has bachelor of science degrees from St. Lawrence University and RPI, a master of science degree in civil engineering and economic planning from Stanford University, and an honorary doctorate degree in engineering from RPI. He is also a graduate of the Naval War College and is a registered professional engineer.

    Robert M. Perry, who currently serves as a director, is not a nominee for reelection. His service as director will terminate upon the election of ten directors at the annual meeting. Mr. Perry has been employed by the Company since 1955. He has served as a director since 1981, and as an Executive Vice President since 1991. Between 1978 and 1995, he served as Chief Financial Officer. He has a bachelor of science degree in civil engineering from the University of Michigan, and is a registered professional engineer.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The business of the Company is managed by and under the direction of the Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. During the fiscal year ended March 27, 1998, the Board of Directors met five times. Each current director attended more than 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he was a director and meetings of the committees of the Board held during the periods he served on such committees.

    The Audit Committee of the Board of Directors reviews the scope of the independent public auditors' examination and related fees, the accounting principles applied by the Company in financial reporting, the scope of internal auditing procedures and the adequacy of internal controls. Robert F. Clarke (Chairman), Ursula M. Burns and Harald Peipers are the members of the Audit Committee. The committee met three times during the 1998 fiscal year.

    The Compensation Committee administers the Company's Long-Term Incentive Plan. The Compensation Committee also establishes the salary and bonus of the Company's Chief Executive Officer and approves the salaries and bonuses of the Company's other executive officers. The Compensation Committee's report on Executive Compensation is contained in a subsequent section of this Proxy Statement. Michael R. Peevey (Chairman), Ursula M. Burns and A. Ewan Macdonald are the members of the Compensation Committee. The Compensation Committee met three times during the 1998 fiscal year.

    The Executive Action Committee of the Board of Directors is permitted to approve certain contracts and to take various other specified actions on behalf of the Board of Directors between meetings of the Board. The members of the Executive Action Committee are George D. Leal, Arthur C. Darrow, Robert M. Perry and Mark A. Snell. The Executive Action Committee did not hold any meetings during the 1998 fiscal year.

    The Management Succession Committee of the Board of Directors is responsible for working with the Chief Executive Officer to develop a succession plan for key executive positions within the Company, and to recommend a management succession plan to the Board of Directors with the intent of updating the succession plan on an annual basis. The members of the Management Succession Committee are Robert F. Clarke (Chairman), Anthony R. Moore and Arthur E. Williams. The Management Succession Committee met one time during the 1998 fiscal year.

    The Board of Directors is responsible for the nomination of candidates for election as directors. In
March 1995, the Board appointed a Nominating Committee to establish criteria for desired qualifications of director candidates, evaluate and recommend qualified candidates for nomination, and recommend directors for membership on the various Board committees. Recommendations of the Nominating Committee are subject to the approval of the Board of Directors. The members of the Nominating Committee are Anthony R. Moore (Chairman), Gary R. Krieger, A. Ewan Macdonald and Michael R. Peevey. The Nominating Committee met four times during the 1998 fiscal year. In connection with future shareholders' meetings, the Board of Directors and the Nominating Committee will consider director nominations recommended by the Company's shareholders but have not established formal procedures for the submission of such recommendations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    With respect to each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, each director and nominee for director of the Company, each of the executive officers named in the Summary Compensation Table presented below and all directors and executive officers of the Company as a group, the following table sets forth the number of shares of Common Stock beneficially owned as of March 27, 1998 by each such person or group and the percentage of the outstanding shares of the Company's Common Stock beneficially owned as of March 27, 1998 by each such person or group. As of March 31, 1998, the Company had 18,167,277 shares of Common Stock outstanding. Unless otherwise indicated, each of the following shareholders has, to the Company's knowledge, sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

                                                        SHARES OF COMMON
                                                              STOCK        PERCENT OF COMMON STOCK
                                                          BENEFICIALLY      BENEFICIALLY OWNED AS
                                                           OWNED AS OF               OF
NAME OF BENEFICIAL OWNER                                 MARCH 27, 1998        MARCH 27, 1998
------------------------------------------------------  -----------------  -----------------------
BENEFICIAL OWNERS OF MORE THAN 5%
State of Wisconsin Investment Board (1)
  P.O. Box 7842
  Madison, WI 53707...................................       1,210,200                  6.7
State Teachers Retirement Board of Ohio (2)
  275 East Broad Street
  Columbus, OH 43215..................................         932,700                  5.1
Wellington Management Company, LLP (3)
  75 State Street
  Boston, MA 02109....................................       1,072,000                  5.9
DIRECTORS
Ursula M. Burns.......................................           2,000                *
Robert F. Clarke......................................           2,000                *
Arthur C. Darrow (4)..................................         284,498                  1.6
Gary R. Krieger (5)...................................          17,752                *
George D. Leal (6)....................................         418,776                  2.3
A. Ewan Macdonald.....................................           1,000                *
Anthony R. Moore (7)..................................           5,066                *
Michael R. Peevey (8).................................           8,666                *
Harald Peipers........................................             500                *
Robert M. Perry (9)...................................         376,477                  2.1
Arthur E. Williams....................................           1,000                *
NAMED EXECUTIVE OFFICERS NOT INCLUDED ABOVE**
Henry Klehn, Jr. (10).................................         407,883                  2.2
Mark A. Snell (11)....................................             400                *
Leslie S. Puget. (12).................................             500                *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (14
  PERSONS) (13).......................................       1,526,518                  8.4

------------------------

   * Owns less than 1% of the Company's outstanding shares of Common Stock.

  ** Mr. Darrow and Mr. Perry are also named executive officers.

 (1) Information presented for the State of Wisconsin Investment Board is based solely on a filing on Schedule 13G dated January 26, 1998, in which it reported sole voting and dispositive power with respect to such shares.

 (2) Information presented for the State Teachers Retirement Board of Ohio is based solely on a filing on Schedule 13G dated February 4, 1998, in which it reported sole voting and dispositive power with respect to such shares.

 (3) Information presented for Wellington Management Company, LLP is based solely on a filing on Schedule 13G dated February 9, 1998, in which it reported shared dispositive power with respect to all such shares and shared voting power with respect to 809,000 shares.

 (4) Information presented for Mr. Darrow includes 173,467 shares owned by the Darrow Family Trust, of which Mr. Darrow is trustee. Information presented for Mr. Darrow also includes 30,625 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (5) Information presented for Mr. Krieger includes 14,311 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (6) Information presented for Mr. Leal includes 19,000 shares owned by the George and Mary Ann Leal Foundation, a charitable non-profit corporation, and as to which Mr. Leal may be deemed the beneficial owner. Mr. Leal is President and Chairman of the Board of the foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these shares. Mr. Leal has no pecuniary interest in these shares and disclaims beneficial ownership of them. Information presented for Mr. Leal also includes 34,500 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (7) Information presented for Mr. Moore includes 1,666 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (8) Information presented for Mr. Peevey includes 3,666 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (9) Information presented for Mr. Perry includes 23,950 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (10) Information presented for Mr. Klehn includes 24,800 shares owned by the Klehn Family Foundation, a charitable non-profit corporation, and as to which Mr. Klehn may be deemed the beneficial owner. Mr. Klehn is President and Chairman of the Board of the Klehn Family Foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these shares. Mr. Klehn has no pecuniary interest in these shares and disclaims beneficial ownership of them. Information presented for Mr. Klehn also includes 26,350 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (11) Information presented for Mr. Snell includes 400 shares that he has the right to acquire through the exercise of stock options within 60 days.

 (12) Information presented for Ms. Puget includes 500 shares that she has the right to acquire through the exercise of stock options within 60 days.

 (13) Information presented for the directors and executive officers as a group includes a total of 135,968 shares that certain of such persons have the right to acquire through the exercise of stock options within 60 days and 43,800 shares as to which beneficial ownership is disclaimed.

SECTION 16(b) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations adopted thereunder require the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon (a) the Company's review of Forms 3, 4 and 5 (and any amendments thereto) that were furnished to the Company pursuant to Section 16(a) and applicable regulations by the foregoing persons and (b) written representations by such reporting persons, the Company believes that all applicable Section 16(a) filing requirements were complied with on a timely basis by these reporting persons with respect to the Company's most recent fiscal year.

COMPENSATION OF DIRECTORS

    The Company pays each of its non-employee directors an annual retainer fee of $18,000 plus $1,000 per day for each Board meeting or committee meeting attended by the director. Each non-employee director who chairs a Board committee receives an additional annual retainer of $3,000 for each committee chaired. Retainer fees are paid in arrears at fiscal year-end and may be taken in cash, applied to the purchase of Company stock, or deferred under the terms of the Dames & Moore Group Deferred Compensation Plan. Meeting fees are payable currently or may be deferred or applied to the purchase of stock. Non-employee directors also are reimbursed for actual out-of-pocket travel expenses in connection with attendance at Board or committee meetings.

    Under the terms of the Company's 1995 Stock Option Plan for Non-Employee Directors, each newly elected non-employee director receives an option grant on the first business day which follows the date of the conclusion of the annual meeting to purchase 5,000 shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the stock as of the grant date. Each continuing non-employee director on subsequent reelection receives an annual option grant to purchase 1,000 shares of Common Stock on the same date and at the same exercise price described in the preceding sentence.

    Other directors receive no remuneration for serving as directors other than reimbursement of travel expenses.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows aggregate cash and long-term compensation paid or accrued for each of the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                                                                              LONG-TERM COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION (1)   --------------------------------
                                                                              RESTRICTED        SECURITIES
                                          FISCAL   -----------------------   STOCK AWARDS       UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR    SALARY ($)    BONUS ($)      ($)(2)       OPTIONS/SARS (#)   COMPENSATION ($)(3)
----------------------------------------  ------   -----------   ---------   -------------   ----------------   -------------------
Arthur C. Darrow .......................   1998    $400,000         $TBD             0                 0              $34,679
  Chief Executive Officer and President    1997     400,000            0             0                 0                8,724
                                           1996     374,712       90,000             0                 0                8,661

Mark A. Snell ..........................   1998     260,000          TBD        20,000             1,600                3,000
  Chief Financial Officer                  1997     140,000            0             0            40,000                    0
                                           1996          --           --            --                --                   --

Henry Klehn, Jr. .......................   1998     240,000          TBD             0                 0                4,542
  Executive Vice President                 1997     240,000            0             0                 0                8,805
                                           1996     209,039       55,000             0                 0                6,858

Robert M. Perry ........................   1998     120,834(4)       TBD             0                 0                1,961
  Executive Vice President                 1997     158,974(4)         0             0                 0                5,244
                                           1996     191,346       20,000             0                 0                8,171

Leslie S. Puget ........................   1998     159,228          TBD             0                 0                4,578
  Corporate Controller                     1997     150,000            0             0             1,000                1,513
                                           1996      43,269        7,500             0                 0                    0

------------------------

(1) The dollar value of perquisites and other personal benefits, if any, for each of the named executive officers was less than the reporting thresholds established by the Securities and Exchange Commission.

(2) Mr. Snell was awarded 4,660 shares of restricted stock on March 29, 1997, the value in excess of purchase price is $20,000. Dividends will be paid on the 4,660 shares of restricted stock.

(3) The compensation reported under All Other Compensation includes Company contributions to the Capital Accumulation Plan ("CAP"), a defined contribution retirement plan, made during the 1996, 1997 and 1998 fiscal years, and premiums paid on term-life insurance policies for the benefit of the named executive officer. With respect to the 1998 fiscal year: (i) the amount reported for Mr. Darrow represents a $4,500 contribution to the CAP and $30,179 paid by the Company in premiums for a term life insurance policy for his benefit; (ii) the amount reported for Mr. Snell represents a $3,000 contribution to the CAP; (iii) the amount reported for Mr. Klehn represents a $4,542 contribution to the CAP; (iv) the amount reported for Mr. Perry represents a $1,961 contribution to the CAP; and (v) the amount reported for Ms. Puget represents a $4,578 contribution to the CAP.

(4) The salary reported for Mr. Perry refelcts a reduction in his working hours during and after fiscal year 1996.

OPTION/SAR GRANTS DURING THE 1998 FISCAL YEAR

    The following table provides information with respect to the grant of stock options during the fiscal year ended March 27, 1998 by the Company to the executive officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted during the year.

                                                        NUMBER OF
                                                       SECURITIES      PERCENT OF TOTAL
                                                       UNDERLYING     OPTION/SARS GRANTED  EXERCISE OR               GRANT DATE
                                                      OPTIONS/SARS      TO EMPLOYEES IN    BASE PRICE   EXPIRATION     PRESENT
NAME                                                     GRANTED          FISCAL YEAR        ($/SH)        DATE       VALUE (1)
---------------------------------------------------  ---------------  -------------------  -----------  -----------  -----------
Art C. Darrow......................................             0                  0                0       --                0
Mark A. Snell......................................         1,600                 20%       $  12.875     03/29/07    $   8,736
Henry Klehn, Jr....................................             0                  0                0       --                0
Robert M. Perry....................................             0                  0                0       --                0
Leslie S. Puget....................................             0                  0                0       --                0

------------------------

(1) The Black-Scholes valuation method was used to determine the Grant Date Present Value. The valuation method assumes an expected volatility of 28.3%, an expected life of 6 years and a risk-free interest rate of 6.81%.

AGGREGATED OPTION/SAR EXERCISES DURING THE 1998 FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table provides information with respect to the exercise of stock options during the fiscal year ended March 27, 1998 by the executive officers named in the Summary Compensation Table and with respect to unexercised "in-the-money" stock options outstanding as of March 27, 1998. In-the-money stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. No executive officer or any other employee of the Company held or exercised any SARs at any time during the 1998 fiscal year.

                                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                          OPTIONS/SARS HELD AT          OPTIONS/SARS AT
                                      SHARES                              FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
                                    ACQUIRED ON      VALUE REALIZED    --------------------------  --------------------------
NAME                               EXERCISE (#)            ($)         EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  -----------------  -----------------  -----------  -------------  -----------  -------------
Arthur C. Darrow...............              0                  0          26,625         8,000     $   6,500    $     6,500
Mark A. Snell..................              0                  0               0        41,600             0         42,500
Henry Klehn, Jr................              0                  0          23,975         4,750         3,859          3,859
Robert M. Perry................              0                  0          21,950         4,000         3,250          3,250
Leslie S. Puget................              0                  0             250           750           422          1,266

------------------------

(1) These values are based on a price of $12.813 per share, the closing price of the Common Stock on the New York Stock Exchange on March 27, 1998.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    On April 1, 1997, the Company and Mr. Darrow entered into an employment agreement with a term of four years for Mr. Darrow's employment as Chief Executive Officer and President of the Company. During this period, Mr. Darrow's annual base salary will not be less than $400,000, unless he agrees to a reduction, and will be subject to review and potential adjustment to a higher level no less frequently than annually. During the term of employment, Mr. Darrow is eligible to receive a cash bonus based upon the Company's achievement of certain operating and/or financial goals, and he is eligible to participate in any equity-based incentive compensation plan or program approved by the Board of Directors. The agreement requires the Company to purchase and maintain term life insurance in the amount of $3,000,000 on Mr. Darrow's life, with death benefits payable to beneficiaries designated by him. The agreement also specifies that Mr. Darrow is required to own directly or through trusts for his benefit a number of shares of the Company's Common Stock with a fair market value of at least $1,600,000 or four times his base salary if base salary is adjusted.

    The employment agreement provides that, if Mr. Darrow's employment is terminated by the Company without cause or by Mr. Darrow for good reason (which includes assignment of any duties inconsistent with his position, authority or responsibilities or a failure by the Company to comply with any provisions of the agreement), he will receive a severance benefit equal to two times the sum of his base salary and target bonus. Mr. Darrow is eligible for the same severance benefit if he voluntarily terminates his employment in the thirteenth month following a change-in-control of the Company. However, if Mr. Darrow's employment is terminated by the Company within two years after a change-in-control or if he terminates for good reason within two years after a change-in-control, he will receive a severance benefit equal to three times the sum of his base salary and target bonus.

    Under the terms of the agreement, a change-in-control is deemed to have occurred if (a) another individual, entity or group becomes the beneficial owner of thirty percent or more of the combined voting power of the outstanding securities of the Company entitled to vote in the election of directors, (b) current members of the Board of Directors cease to constitute at least two-thirds of the Board unless individuals becoming directors were approved by Mr. Darrow and a majority of the directors comprising the incumbent Board, (c) the Company's shareholders approve a reorganization, merger or consolidation in which the individuals and entities that are beneficial owners of the capital stock and voting securities of the Company will not beneficially own more than seventy percent of the capital stock and voting securities of the Company after the transaction, or (d) there is a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the Company's assets, excluding certain transfers of assets to another corporation which is controlled by the Company's shareholders.

    The Company has not entered into employment agreements, severance agreements or change-in-control arrangements with any of the other executive officers who are named in the Summary Compensation Table.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In line with the Company's objective to maximize long-term return to its shareholders, the Compensation Committee (the "Committee") annually reviews and adjusts, as required, the compensation of the Company's executive officers. The Committee believes that maintaining appropriate compensation policies and programs is an important factor in attracting, motivating and retaining effective senior executives. A significant portion of each executive's annual and long-term compensation is linked directly to performance. Moreover, the Company requires that senior executives and other officers hold significant stock positions in the Company, thereby making their long-term interests compatible with those of public shareholders.

    The Company and the Committee have historically compensated senior executives with a combination of salary, annual incentive cash bonuses, and long-term incentive compensation in the form of stock option grants. In fiscal 1998, the Committee reviewed and affirmed the existing policy regarding salary compensation which generally seeks to set officers' salaries at the median level in comparison to peer group companies. However, the Committee concurred with the Company's management that the existing policy on annual and long-term incentive compensation should be reexamined. A study by an independent compensation consultant was conducted during fiscal 1998 for this purpose, and the recommendations of the consultant were adopted by the Committee and the Board of Directors for use beginning in fiscal 1998. The modified compensation program for the Company's executive officers during fiscal 1998 consisted of base salary plus performance-related incentive compensation paid partly in cash and partly in restricted stock. Stock options were also awarded to one executive officer during fiscal 1998.

EXECUTIVE OFFICER COMPENSATION

    In establishing executive officer compensation levels for fiscal 1998, the Committee examined compensation paid to executives within the engineering services industry. The Committee recognized that few engineering firms are comparable overall to the Company in size, scope of operations, and performance characteristics. Accordingly, several executive compensation surveys were also examined to obtain corroborating data for firms of comparable size in other industries. After reviewing these sources of compensation data, the Committee exercised considerable subjective judgment in establishing executive officer compensation for fiscal 1998.

    The Committee determined that the base salary levels of each of the Company's executive officers were generally in line with the median salaries paid to executives holding positions of comparable responsibility. Accordingly, the Committee determined that executive officers' salaries should remain unchanged from the salaries set at the beginning of fiscal 1997. The Committee agreed to review salaries on a quarterly basis to confirm that they remained competitive. No modifications were made as a result of the Committee's quarterly reviews.

    For purposes of incentive compensation awards, executive officers' performance was judged based on measurement of results achieved against objectives set in the Company's fiscal 1998 operations plan. The aspects of performance that were evaluated included achieving targets for revenue growth, improvement in quality of services provided to clients, the price of the Company's Common Stock, increases in market share, human resource development, and profitability. Of these factors, the most heavily weighted were those relating to revenue growth (excluding acquisitions), profit and the price of the Company's Common Stock. The Committee will determine incentive compensation awards before the annual meeting after evaluating performance and taking into consideration the modified incentive compensation program adopted in fiscal 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

    At the beginning of fiscal 1998, the Committee reviewed the scope and complexity of the CEO's responsibilities in relation to the base salary of $400,000 that had been set for the CEO during the previous year. The Committee's judgment was that this salary level remained competitive with median salary compensation offered by firms of comparable size both within and outside the engineering services industry. Accordingly, no salary increase was granted to the CEO during fiscal 1998.

    The Committee set an incentive compensation level of 40 percent of salary as the CEO's target bonus for fiscal 1998. This bonus would be awarded if the CEO's performance met agreed upon objectives. Among these objectives, the following were considered the most relevant: (a) execution of the Company's Strategic Plan; (b) meeting planned revenue and profit objectives for fiscal 1998; (c) meeting personal performance objectives; and (d) enhancement of shareholder value through stock price appreciation. The Committee will determine the incentive compensation for the CEO before the annual meeting after evaluating the performance of the CEO against these objectives and taking into consideration the modified incentive compensation program adopted in fiscal 1998.

SHARE OWNERSHIP

    Upon the conversion from a limited partnership to a publicly held corporation in March 1992, the former partners who became officers of the Company acquired significant holdings of the Company's stock. At that time, the Board of Directors adopted a policy that encouraged all officers to retain a substantial percentage of the acquired shares as a means of aligning the interests of the Company's key management and professional personnel with the interests of the Company's public shareholders.

    With the recent recruitment or promotion of key executives who were not significant shareholders at the time of the 1992 public offering, the Board of Directors and the Committee have concluded that the policy on share retention should be replaced by a policy which establishes a share ownership objective that is a function of organizational position and base salary. The policy which was adopted during fiscal 1998 requires that the CEO own company stock valued at four times base salary, and that Executive Vice Presidents own stock valued at three times base salary. Non-executive officers have share ownership requirements at two times and one times salary based on organizational position. Officers who are not currently in compliance with the policy are allowed up to five years to achieve compliance.

    As a means of emphasizing the importance of stock ownership, and of assisting executive officers and all other officers to attain their share ownership objectives, the Incentive Compensation Program was modified in fiscal 1998 to allow awards to be made partially in restricted stock.

INTERNAL REVENUE CODE RESTRICTIONS

    Effective in 1994, Internal Revenue Code Section 162(m) generally precludes a publicly held corporation from taking a tax deduction for compensation in excess of $1,000,000 that is paid to its Chief Executive Officer or any of its four other highest paid executive officers. Certain performance-based compensation is not subject to the deduction limit if specified requirements are satisfied.

    It is the policy of the Committee that, under ordinary circumstances, the Company's compensation programs should be structured in a manner that is designed to comply with the requirements of Section 162(m) and any regulation promulgated thereunder in order to ensure the full deductibility of all compensation paid to the Company's executive officers. The Committee will reexamine its policy with respect to Section 162(m) on an ongoing basis.

                                          COMPENSATION COMMITTEE
                                          Michael R. Peevey, Chairman
                                          Ursula M. Burns
                                          A. Ewan Macdonald

STOCK PERFORMANCE GRAPH

    The following graph sets forth the Company's cumulative total shareholder return on its Common Stock as compared to the S&P 500 Index, a peer group of seven environmental companies (Peer Group 1 in the graph) and a peer group of three engineering and construction companies (Peer Group 2 in the graph) based upon an assumed initial investment of $100 in each of the Common Stock, the S&P 500 Index and the two peer groups. The graph covers the period from March 26, 1993 through March 27, 1998 (the last day of the Company's most recent fiscal year). The stock price performance shown below is not necessarily indicative of future price performance, and the companies in the peer groups are not necessarily comparable for any purpose other than the graph.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURN
Year Ended                            Dames & Moore    S&P 500 Index   Peer Group 1   Peer Group 2
1993                                        $100.00          $100.00        $100.00        $100.00
1994                                        $104.05          $101.47         $63.61         $99.55
1995                                         $65.86          $117.27         $54.33         $89.05
1996                                         $61.63          $154.92         $53.89        $112.60
1997                                         $72.68          $185.63         $43.01        $110.61
1998                                         $75.11          $274.73         $61.37        $144.87

------------------------

(1) In addition to an assumption of an investment of $100 at the opening of business on March 26, 1993 in each of the Common Stock, the S&P 500 Index and the two peer groups, the graph assumes the reinvestment of all dividends. Investment in the peer groups is weighted by relative market capitalization.

(2) The environmental peer group of publicly held companies (Peer Group 1) excludes the Company and includes Emcon; Fluor Daniel/GTI; Harding Lawson Associates, Inc.; ICF Kaiser International, Inc.; International Technology Corporation; URS Corp.; and Roy F. Weston, Inc. (Class A). The engineering and construction peer group of publicly held companies (Peer Group 2) excludes the Company and includes Jacobs Engineering Group, Inc.; Stone & Webster, Inc.; and Michael Baker Corp.

                                   PROPOSAL 2
             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                OF COMMON STOCK

    The Board of Directors recommends that shareholders approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of stock that the Company is authorized to issue to an aggregate of 55,000,000 shares, of which 1,000,000 shares will be Preferred Stock and 54,000,000 shares will be Common Stock. The Restated Certificate of Incorporation currently provides for 28,000,000 authorized shares, of which 1,000,000 are Preferred Stock and 27,000,000 are Common Stock.

    Upon the effectiveness of the proposed amendment, Article IV.A of the Restated Certificate of Incorporation will read in its entirety as follows:

        A. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000, of which 1,000,000 shares shall be Preferred Stock with a par value of $0.01 per share and 54,000,000 shares shall be Common Stock with a par value of $0.01 per share.

    The Company's original Certificate of Incorporation, which was filed with the Delaware Secretary of State on March 7, 1991, provided that the Company had authority to issue an aggregate of 70,000,000 shares, of which 10,000,000 shares were Preferred Stock with a par value of $0.01 per share and 60,000,000 shares were Common Stock with a par value of $0.01 per share. Several months later, the Company filed an amendment that reduced the number of authorized shares to the current amount. The purpose of reducing the number of authorized shares was to achieve a reduction in the annual Delaware franchise tax by authorizing fewer shares in the Certificate of Incorporation until additional shares were needed for various corporate purposes.

    Since 1991, the Company has made several acquisitions of businesses by using both cash and stock. As the Company continues to implement its strategic growth plan in future years, it is anticipated that larger acquisitions are likely to be primarily stock rather than cash acquisitions. The Company also anticipates that shares of Common Stock will continue to be issued pursuant to its Amended and Restated 1991 Long-Term Incentive Plan and its 1995 Stock Option Plan for Non-Employee Directors. The additional authorized shares for which shareholder approval is sought may be used by the Company for other purposes, including, without limitation, the issuance of stock to obtain additional capital or the issuance of stock in connection with stock dividends, stock splits or other equity compensation and employee benefit plans that may be adopted in the future.

    The additional authorized shares of Common Stock may also be issued upon the exercise of stock purchase rights ("Rights") granted in connection with the shareholder rights plan (the "Rights Plan") that was adopted pursuant to the Rights Agreement dated as of March 28, 1997 between the Company and ChaseMellon Shareholder Services LLC. As provided in more detail in the summary of the Rights Plan that the Company delivered to shareholders on approximately March 28, 1997, the Board of Directors declared a dividend of one Right for each share of Common Stock that was outstanding on that date. When exercisable, each Right will entitle the holder to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $65.00, subject to the adjustment provisions of the Rights Plan. One Right also will be issued with respect to each share of Common Stock that the Company issues after March 28, 1997. Approximately 135,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

    In general, the Rights are not exercisable until after a person or group acquires 15 percent or more of the Company's outstanding shares of Common Stock or makes a tender offer for 15 percent or more of such shares. Under certain circumstances, including the acquisition by a person or group of 15 percent or more of the Company's outstanding shares of Common Stock, the Rights Plan permits shareholders (other than the acquiring person or group) to exercise the Rights by purchasing shares of Common Stock at one-half market value. The Rights are designed to assure that all shareholders receive fair and equal treatment in the event of an unsolicited attempt to acquire the Company and to guard against partial, two-tier or inadequate tender offers and other abusive takeover tactics, which the Board of Directors believes are not in the best interests of shareholders.

    The added flexibility of having additional authorized shares available for the purposes described in the preceding paragraphs without the expense and delay of obtaining shareholder approval at the time of the issuance of additional shares is now considered by the Board of Directors to far outweigh the cost savings of maintaining fewer authorized shares. Assuming that the proposed amendment is approved at the annual meeting, the Board of Directors will be entitled to authorize the issuance of the additional shares of Common Stock without further approval of the Company's shareholders, subject to any applicable laws or New York Stock Exchange rules which require shareholder approval for certain stock issuances. Among other things, the New York Stock Exchange requires shareholder approval of certain stock issuances to officers and directors, and in connection with significant acquisitions that exceed specified amounts.

    As of June 12, 1998, of the 27,000,000 authorized shares of Common Stock,
        shares were outstanding,         shares were reserved for issuance under
the Amended and Restated 1991 Long-Term Incentive Plan and 50,000 shares were reserved for issuance under the 1995 Stock Option Plan for Non-Employee
Directors. Thus,         shares of Common Stock were unissued and unreserved as
of that date. As of June 12, 1998, no shares of Preferred Stock were outstanding although, as described previously, approximately 135,000 shares were reserved under the Rights Plan.

    Shareholders do not have preemptive rights with respect to the issuance of additional shares of Common Stock. The issuance of additional shares of stock could have a dilutive effect on earnings per share under certain circumstances and on existing shareholders' proportionate ownership and voting interests in the Company.

    The Company does not have any present arrangements, agreements or plans to issue additional shares of Preferred Stock or Common Stock, except for shares of Preferred Stock or Common Stock that may be issued upon the exercise of the Rights and except for shares of Common Stock that may be issued pursuant to (a) one or more acquisitions that may be negotiated and consummated in the future,
(b) the Amended and Restated 1991 Long-Term Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors, and (c) non-employee directors' elections to receive stock in lieu of retainer or meeting fees.

    Under certain circumstances, an increase in the authorized number of shares of Common Stock could have an anti-takeover effect by making it more difficult for a person or group to obtain control of the Company (and thereby remove incumbent management) by means of a tender offer, merger or other transaction. For example, the Company's issuance of additional shares in a public or private sale, merger or other transaction or pursuant to the exercise of the Rights would increase the number of outstanding shares and thereby dilute the equity interest and voting power of a person who is attempting to obtain control of the Company. By potentially discouraging initiation of an attempt by a third party to gain control of the Company, the proposed increase in the authorized number of shares could, under certain circumstances, limit the ability of shareholders to dispose of their shares at the higher prices that are sometimes available in takeover attempts or similar transactions.

    Other provisions in the Company's current Restated Certificate of Incorporation and Bylaws which could under certain circumstances have an anti-takeover effect include (a) a limit on the maximum size of the Board of Directors, with the exact number of directors within a specified size range to be determined by the then-current Board, (b) a requirement of the approval of a majority of all directors in office (rather than a simple majority of the directors present at a Board meeting) for certain corporate actions, (c) a requirement that newly created directorships and vacancies on the Board may be filled only by the directors then in office, and (d) a prohibition on shareholder action by written consent in lieu of a meeting.

    Notwithstanding the foregoing, the proposal by the Board of Directors to increase the number of authorized shares of stock is not being made in response to any effort known by the Board to acquire control of the Company by means of a merger, accumulation of stock, tender offer, solicitation in opposition to management or otherwise, and the Board of Directors does not presently intend to adopt or propose other anti-takeover provisions not described in this Proxy Statement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                                   PROPOSAL 3
                    AMENDMENT TO 1995 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

    The Board of Directors recommends that shareholders approve an amendment to the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") to increase the number of shares available for grant under the Directors'
Plan from 50,000 to         .

    The purpose of the Directors' Plan is to encourage ownership by outside directors of the Company's Common Stock and thereby to attract and retain qualified non-employees to serve as directors of the Company. At the annual meeting, all remaining shares under the Directors' Plan will be issued. Accordingly, an amendment to the Directors' Plan increasing the number of shares available for grant is required before more grants can be made under the Directors' Plan.

    Each member of the Board of Directors automatically is eligible to participate in the Directors' Plan if such Board member is not an officer or employee of the Company or any of its subsidiaries. Each director of the Company who satisfies all of the eligibility requirements described in the preceding sentence is referred to herein as a "non-employee director." No other persons are eligible to participate in the Directors' Plan.

    The Directors' Plan is administered by a committee consisting of all of the members of the Board of Directors who are not eligible to participate in the Directors' Plan. As a result of the eligibility requirements of the Directors' Plan, the committee does not have any discretion to select the plan's participants.

    Under the current plan, up to 50,000 shares of Common Stock are available for issuance upon the exercise of options granted under the Directors' Plan, subject to certain adjustments. On the first business day immediately following the annual meeting on August 10, 1998, all 50,000 shares authorized under the plan will have been granted. The shares offered under the Directors' Plan are made available, at the discretion of the committee, from authorized but unissued Common Stock, from Common Stock reacquired by the Company or from a combination of such unissued Common Stock and reacquired Common Stock.

    Under the Directors' Plan, an option to purchase shares of Common Stock automatically is granted to each non-employee director who is elected or reelected as a member of the Board of Directors at the annual meeting. The option is granted on the first business day which follows the date of the conclusion of the annual meeting. The first option that is granted to any non-employee director covers 5,000 shares of Common Stock; each option that is subsequently granted to the same non-employee director covers 1,000 shares of Common Stock. All options granted under the Directors' Plan are nonqualified options not intended to qualify as incentive stock options under Section 422 of the Code, and all options are evidenced by an option agreement in a form approved by the committee.

    The purchase price of each share of Common Stock that is subject to an option equals the closing price of a share of the New York Stock Exchange as of the date the option is granted. Each option terminates ten years after the date of its grant and becomes exercisable in three equal annual installments beginning on the first anniversary of the date of the option grant. An option becomes fully vested on the third anniversary of its grant. A vested portion of an option is exercisable at any time prior to the tenth anniversary of the option grant.

    Except with respect to a director's removal from office for cause, if a non-employee director ceases for any reason to be a director of the Company, all outstanding options held by him or her continue to vest in accordance with the provisions described in the preceding paragraph, and such options will not terminate until the tenth anniversary of their respective grant dates. If a non-employee director is removed from office for cause, all outstanding options held by him or her immediately terminate upon such removal and are not exercisable thereafter. A non-employee director will cease to be eligible for additional option grants upon the termination for any reason of his or her service as a director.

    An option may be exercised, in whole or in part, (i) by delivery to the Company of cash or a check payable to the order of the Company in the amount of the purchase price of shares of Common Stock as to which the option is exercised, (ii) by delivery to the Company of shares of Common Stock already owned by the non-employee director, valued based upon the closing price of a share on the New York Stock Exchange as of the date immediately preceding the date of delivery of such shares, (iii) by delivery to the Company of instructions that, upon receipt of the purchase price for the shares as to which an option is exercised from the non-employee director's broker, the Company should issue such shares directly to the broker, or (iv) by delivery to the Company of a combination of the foregoing. The committee is authorized to take such actions as it deems necessary or appropriate in order to withhold any taxes that are required to be withheld upon the exercise of an option.

    A non-employee director is not permitted to transfer an option granted under the Directors' Plan other than by will or the laws of descent and distribution. However, the committee has discretion to grant a transferable option to a non-employee director so long as certain requirements of Rule 16b-3 under the Exchange Act and other conditions specified in the Directors' Plan are satisfied.

    If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, capitalization, merger, consolidation, reclassification, exchange of stock, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which options may be granted under the Director's Plan. A corresponding adjustment will be made to previously granted but unexercised options. Upon a vote of the Company's directors and shareholders authorizing (i) the dissolution or liquidation of the Company, (ii) the reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company will not be the surviving corporation or will become a subsidiary of another corporation, or
(iii) the sale of all or substantially all of the Company's assets, all outstanding options granted under the Directors' Plan will immediately become exercisable in full.

    The Directors' Plan has no specified expiration date. The Board of Directors may amend or terminate the Directors' Plan at any time. However, no amendment of the Directors' Plan will become effective without the approval of the Company's shareholders if such approval is required in order to comply with Rule 16b-3 under the Exchange Act or any other applicable law, rule or regulation.

    In general, provisions in the Directors' Plan relating to the amount, price and timing of options may not be amended more than once every six months. Furthermore, unless required by applicable law, rule or regulation, no amendment or termination of the Directors' Plan may affect in a material and adverse manner any option granted prior to the date of the amendment or termination without the written consent of the non-employee director holding the option.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                                   PROPOSAL 4
                       AMENDMENT TO AMENDED AND RESTATED
                            LONG-TERM INCENTIVE PLAN

    The Board of Directors recommends that the shareholders approve an amendment to the Company's Amended and Restated Long-Term Incentive Plan (the "Plan") to increase the number of shares available for grant under the Plan from 2,500,000 to 2,700,000.

    The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain officers and key employees. The Plan also provides a means of encouraging share ownership in the Company by its officers and key employees. As of March 27, 1998, 1,821,041 grants or shares of Common Stock had been issued under the Plan, leaving 669,320 shares available for future grants. The Board of Directors believes the amendment is in the best interests of the Company to ensure that sufficient shares are available to attract and retain officers and key employees.

    The Plan provides for the grant of options to purchase shares of Common Stock that are intended to qualify as "incentive stock options" under Section 422 of the Code and for the grant of stock options that do not qualify under
Section 422 ("nonqualified stock options"). Incentive stock options and nonqualified stock options are jointly referred to below as "stock options." The Plan also provides for the sale of shares of Common Stock that are subject to specified restrictions ("restricted stock"). All awards under the Plan must be made by May 22, 2005.

    The shares offered under the Plan are made available, at the discretion of the Board of Directors, from authorized but unissued Common Stock, from Common Stock re-acquired by the Company and held in the Company's treasury, or from a combination of such unissued Common Stock and re-acquired Common Stock.

    The Plan is administered by the Compensation Committee of the Board of Directors. The Plan requires the Compensation Committee to consist of two or more directors who are "non-employee directors" within the meaning set forth in Rule 16b-3 under the Exchange Act and, assuming the Board of Directors determines that compliance with Section 162(m) of the Code is advisable, who are also "outside directors" within the meaning of Section 162(m) and the regulations promulgated thereunder.

    Compensation Committee members are not eligible to receive awards under the Plan. If permitted by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code and the regulations thereunder, and if so determined by the Board of Directors, any determination, decision or action of the Compensation Committee provided for in the Plan may be made or taken by action of the Board of Directors or by an officer or officers of the Company duly authorized by the Board of Directors.

    Officers and employees of the Company or its subsidiaries are eligible to participate in the Plan. The Plan provides that the Compensation Committee is authorized to select the officers and employees who are permitted to participate in the Plan and to set the terms and conditions of awards to Plan participants.

    An officer or employee is not permitted to transfer an option or restricted stock granted under the Plan other than by will or the laws of descent and distribution. However, the Compensation Committee has discretion to grant a nonqualified stock option or restricted stock that is transferable by an officer or employee to family members or other designated persons and entities so long as certain conditions specified in the Plan are satisfied. The Compensation Committee may also amend an outstanding option or grant of restricted stock to provide for such transferability.

    Either the Board of Directors or the Compensation Committee may amend the Plan at any time and the Board of Directors may terminate the plan at any time. However, if required by any applicable law, rule or regulation, no amendment of the Plan will become effective unless approved by the Company's shareholders. The Compensation Committee is authorized to amend the Plan only if such amendment does not require the approval of the Company's shareholders under any applicable law, rule or regulation. The Compensation Committee is authorized to amend the terms of outstanding awards made under the Plan, subject to certain specified limitations.

STOCK OPTIONS

    Each option granted under the Plan is evidenced by an option agreement in such form as the Compensation Committee from time to time approves. The Compensation Committee determines the number of shares of Common Stock that are covered by each option grant and the exercise price of each option. However, within any calendar year, the maximum number of shares of Common Stock with respect to which options may be granted to any officer or employee is 100,000, subject to the adjustment provisions described below.

    The exercise price for an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Under the Plan, the fair market value of a share of Common Stock is deemed to equal the closing price of a share on the New York Stock Exchange on the date that the fair market value is to be determined. In furtherance of its goal of rewarding the Company's officers for performance that equals or exceeds annual target levels, the Compensation Committee may determine that some or all options that are awarded to executive officers and other officers in any given year will have an exercise price that exceeds the closing price of the underlying shares on the date of grant.

    The Compensation Committee specifies the term of each option and the dates on which it becomes exercisable. Subsequent to granting an option, the Compensation Committee may extend its term. However, an incentive stock option may not be exercised more than ten years after its grant date. Furthermore, no option may become exercisable less than six months after the date of grant except that the Compensation Committee has discretion to accelerate the time at which any option may be exercised if such acceleration does not conflict with any applicable law. In accordance with applicable provisions of Section 422 of the Code, various additional limitations specified in the Plan apply to the grant and exercise of incentive stock options.

    An option may be exercised, in whole or in part, by delivery to the Company of a cashier's check, or such other form of payment as is deemed acceptable by the Compensation Committee, in the amount of the purchase price of the shares of Common Stock as to which the option is exercised. At the discretion of the Compensation Committee or if so provided in the option agreement, an officer or employee may elect to pay for some or all of the shares covered by an option with shares of Common Stock that are already owned at the time of exercise by the officer or employee, valued based upon the closing price of a share on the New York Stock Exchange as of the date immediately preceding the date of the delivery of such shares to the Company. The Compensation Committee may permit an option to be exercised pursuant to a cashless exercise procedure involving a simultaneous exercise of the option and sale of the underlying shares through the officer's or employee's broker.

    If the employment of an officer or employee terminates for any reason other than death, disability or retirement, any incentive stock option or nonqualified stock option held by him or her will terminate on the earlier of its normal termination date or the ninetieth day after the employment termination date, provided that the option will terminate immediately if (i) the officer's or employee's employment is terminated for cause or (ii) the option was granted prior to August 15, 1995 to a person who is subject to the provisions of Section 16 of the Exchange Act as of that date. If the employment of an officer or employee terminates by reason of death, disability or retirement, (i) a nonqualified stock option held by the officer or employee will terminate on its normal termination date, and (ii) an incentive stock option held by the officer or employee will terminate on the earlier of its normal termination date or a specified period of up to one year after the employment termination date.

    To the extent permitted by applicable laws and regulations, the Compensation Committee retains discretion (i) to specify in an option agreement that a termination of employment will result in consequences that are different from the normal consequences described in the Plan and (ii) to permit an outstanding option to terminate at any time up to its normal termination date notwithstanding that the option agreement may provide for an earlier termination date as a result of an officer's or employee's termination of employment.

RESTRICTED STOCK

    Each award of restricted stock under the Plan is evidenced by a restricted stock agreement in such form as the Compensation Committee from time to time approves. The Compensation Committee determines the number of shares of Common Stock to be awarded and whether the officer or employee receiving the stock will have to pay a purchase price for the restricted stock. However, within any calendar year the maximum number of shares of restricted stock that may be granted to any officer or employee is 50,000, subject to the adjustment provisions described below. If a purchase price is required to be paid by the officer or employee, it is payable in the manner provided in the restricted stock agreement.

    In general, the Compensation Committee establishes a "restriction period" at the time of each restricted stock award. During the restriction period, an officer or employee has the rights of a shareholder with respect to the restricted stock, including, without limitation, the right to vote the restricted stock and to receive any dividends thereon that are paid by the Company. Unless otherwise provided by the Compensation Committee, restricted stock may not be sold or otherwise transferred until the expiration of the restriction period. The Compensation Committee has discretion to reduce or eliminate the restriction period that is applicable to an award of restricted stock.

    If the employment of an officer or employee terminates prior to the expiration of the restriction period for any reason other than death, disability or retirement, the officer or employee must sell all of the stock for which the restriction period has not lapsed to the Company at a price equal to the lesser of the price originally paid for the restricted stock or the fair market value of the restricted stock on the date of the employment termination. If the officer or employee did not pay a purchase price for any restricted stock for which the restriction period has not lapsed, such restricted stock shall be forfeited to the Company without any payment being made by the Company to the officer or employee. If the employment of the officer or employee terminates prior to the expiration of the restriction period by reason of death, disability or retirement, the officer or employee (or his or her beneficiaries) will be entitled to retain a pro rata amount of the restricted stock. The pro rata amount is based upon the portion of the restriction period that was satisfied prior to the employment termination or such greater amount as may be determined by the Compensation Committee. The remainder of the restricted stock must be resold to the Company at a price determined in the manner specified in the first sentence of this paragraph. However, if the Employee did not pay a purchase price for any such remaining restricted stock for which the restriction period has not lapsed, such restricted stock shall be forfeited to the Company without any payment being made by the Company to the officer or employee.

    To the extent permitted by applicable laws and regulations, the Compensation Committee retains discretion (i) to specify in a restricted stock agreement that a termination of employment will result in consequences that are different from the normal consequences described in the Plan and (ii) to permit an officer or employee who holds restricted stock to retain some or all of such stock following a termination of employment notwithstanding that the restricted stock agreement may provide for such restricted stock to be resold to the Company.

ADJUSTMENT PROVISIONS

    If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, merger, consolidation, reclassification, exchange of stock, stock dividend, stock split, reverse stock split or other similar transaction, upon authorization of the Compensation Committee an appropriate and proportionate adjustment will be made in the maximum number and kind of shares which may be issued under the Plan. A corresponding adjustment will be made to previously granted but unexercised options.

    In general, upon (i) the dissolution or liquidation of the Company, (ii) the reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company is not the surviving corporation or becomes a subsidiary of another corporation, or (iii) the sale of all or substantially all of the Company's assets, the Plan and any then-outstanding awards of options and restricted stock will terminate. However, prior to the occurrence of the event described in the preceding sentence, all outstanding options will become exercisable in full and all outstanding grants of restricted stock will vest in full on a date specified by the Compensation Committee.

TAX CONSEQUENCES

    GENERAL. The following discussion is an outline of the basic federal income tax consequences pertaining to stock options and restricted stock granted under the Plan. The discussion does not cover state, local or foreign tax effects or estimated tax requirements. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

    NONQUALIFIED STOCK OPTIONS. Under federal income tax law, the grant of a nonqualified stock option generally has no tax effect on the Company or the option holder to whom it is granted. If the shares received on exercise of a nonqualified stock option are not subject to restrictions on transfer and risk of forfeiture, the exercise will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price.

    If the option holder pays cash to exercise the stock option, the option holder's tax basis in the shares received will equal the aggregate exercise price paid by the option holder plus the amount of taxable income recognized. Upon any subsequent disposition of the shares, any further gain or loss will normally be capital gain or loss and will be long-term if held for more than one year after exercise. The Company will generally be allowed, at the time of recognition of ordinary income by the option holder, to take a deduction for federal income tax purposes in an amount equal to such recognized income. If the option holder pays the exercise price by delivering shares of Common Stock, the tax treatment will be the same, except that shares received on exercise equal to the number of shares delivered will, in effect, be treated for basis and holding period purposes as if they were the shares given up.

    If the shares received on exercise of a nonqualified stock option are subject to restrictions on transfer and risk of forfeiture, the exercise of the stock option generally will only result in a taxable transaction to the option holder and a deduction to the Company if the option holder elects to be taxed at the time of exercise. If such an election is made, the tax consequences will be as described in the preceding paragraphs; if the stock is in fact subsequently forfeited, there will be no offsetting deduction. If an effective election is not made, however, income will only be recognized when the restriction on transfer or risk of forfeiture lapses, at which time the option holder will recognize ordinary income equal to the excess of the fair market value at the time of the lapse of the restriction for the purchased shares over the exercise price and the Company will generally be allowed an equal deduction. The option holder's tax basis in the shares received will equal the aggregate option exercise price plus the amount of taxable income recognized. Taxation of any subsequent disposition of shares will normally generate capital gain or loss as described above.

    If an officer or employee transfers a nonqualified stock option for no consideration in a transaction which is not at arms length, the transfer should have no income tax effect. When the transferee exercises the option, the exercise will result in ordinary income to the transferor and the transferee's basis in the shares received will equal the aggregate exercise price plus the amount of taxable income recognized on exercise by the transferor. If the shares received on exercise of the option are subject to restrictions on transfer and risk of forfeiture, taxation of the transaction will be deferred in the manner discussed in the preceding paragraph.

    INCENTIVE STOCK OPTIONS. In general, incentive stock options, like nonqualified stock options, have no federal income tax consequences to the Company or the option holder as a result of the grant of the option. Unlike nonqualified stock options, however, the option holder does not have taxable income on the exercise of an incentive stock option (although the gain upon exercise of an incentive stock option can be taxed under the alternative minimum tax) and the Company does not generally have a deduction. Another difference is that, if the option holder retains his or her shares for at least two years after the date of the grant of the incentive stock option and for at least one year after the date of the exercise of the option, all gain or loss on a subsequent sale is taxed as capital gain or loss.

    If the option holder disposes of his or her shares prior to satisfying both of the holding periods described in the preceding paragraph (a "disqualifying disposition"), then (i) the option holder will realize ordinary income in the year of such disposition in an amount equal to the difference between the option exercise price and the lesser of the sales price or the fair market value of such shares on the date of exercise; (ii) the Company will generally be entitled to a deduction for such year in the amount of the ordinary income so realized; and (iii) the option holder will realize capital gain or loss in an amount equal to the difference between the amount realized by the option holder upon such sale of the shares and the option exercise price paid by the option holder increased by the amount of ordinary income, if any, realized by the option holder upon such disposition. Disqualifying dispositions of shares can include (in addition to ordinary sales) gifts and pledges of shares.

    The alternative minimum tax may apply to an incentive stock option holder because the spread between the market value of the shares subject to the option and the exercise price of the option on the exercise date generally constitutes an item of tax preference. The alternative minimum tax may produce a higher total tax than the regular income tax otherwise applicable to the option holder.

    RESTRICTED STOCK. An officer or employee receiving an award of restricted stock will generally recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time the restrictions lapse over (ii) the amount that the officer or employee paid for the restricted stock. However, the officer or employee may elect, within 30 days after the date of receipt of the restricted stock, to report ordinary income at the time of such receipt equal to the excess of (i) the fair market value of the restricted stock at the time of receipt (without regard to the restrictions which will lapse) over (ii) the amount which he or she paid for the restricted stock. One risk in making such an election is that, if the restrictions fail to lapse for any reason, the officer or employee will not be entitled to a deduction. The Company will be entitled to a deduction equal to the amount of income recognized by the officer or employee at the time he or she recognizes the income.

    If an officer or employee transfers restricted stock prior to the time the restrictions have lapsed in a transaction that involves no consideration and is not at arms length, the transfer should have no tax effect. If the officer or employee did not elect to recognize income early, he or she will recognize income at the time the restrictions lapse.

    Assuming that the officer or employee did not elect to recognize income early, an officer or employee (or transferee) disposing of restricted stock after the restrictions have lapsed will recognize short-term or long-term capital gain or loss, depending on whether the stock is held for more than one year from the date the restrictions lapse. The cost basis for the gain or loss will be the fair market value of the restricted stock on the date on which the restrictions lapse. If the officer or employee elects to include the value of the stock in his or her income upon receipt, the officer or employee (or transferee) will recognize short-term or long-term capital gain or loss, depending on whether the stock is held for more than one year after such receipt. The cost basis in this case will be equal to the fair market value of the stock (without regard to the restrictions which will lapse) on the date of receipt of the stock.

    DEDUCTIBILITY. The Plan is intended to facilitate compliance with Section 162(m) of the Code so that the Company may deduct any compensation paid to its Chief Executive Officer and its other four most highly compensated executive officers. Section 162(m) provides that income received by any such officer in excess of $1,000,000 per year is not deductible unless such income is based on objective performance goals. In general, compensation generated by stock options will meet the performance-based exception if the options are granted at fair market value or above on the date of grant under a plan which (i) is administered by a committee consisting solely of "outside directors" within the meaning of Section 162(m), (ii) is effective only upon approval by the Company's shareholders, and (iii) limits the maximum number of shares with respect to which options may be granted to any officer or employee during a specified period.

Options granted at a price below fair market value on the date of grant and restricted stock generally will be subject to the Section 162(m) deduction limitation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSAL.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP has been selected as the Company's independent public accountants for the 1999 fiscal year. It is expected that a representative of KPMG Peat Marwick LLP will be present at the meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors knows of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the persons named in the accompanying form of proxy or their substitute(s) to vote on that business in accordance with their best judgment.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next annual meeting of shareholders must submit such proposals to the Company no later than February 24, 1999 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders. Shareholder proposals should be submitted in writing to the Company's principal executive offices at: 911 Wilshire Boulevard, Suite 700, Los Angeles, California 90017,
Attention: Corporate Secretary.

                                          By Order of the Board of Directors

                                          /s/ MARK A. SNELL
                                          Mark A. Snell

                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

June 23, 1998
Los Angeles, California

    SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 27, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, UPON WRITTEN REQUEST TO THE COMPANY AT: 911 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CALIFORNIA 90017, ATTENTION: INVESTOR RELATIONS. UPON WRITTEN REQUEST, THE COMPANY WILL ALSO FURNISH TO SUCH SHAREHOLDERS A COPY OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR A FEE OF $0.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

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                              DAMES & MOORE GROUP
            PROXY - ANNUAL MEETING OF SHAREHOLDERS - AUGUST 10, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned shareholder hereby appoints George D. Leal and Arthur C. Darrow, and each of them as proxies for the undersigned, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of the common stock of Dames & Moore, Inc. (the "Company") held of record by the undersigned on June 12, 1998 at the annual meeting of shareholders to be held on August 10, 1998 and at any adjournment or postponement thereof.

    The undersigned shareholder hereby revokes any proxy heretofore given to vote at said meeting and any adjournment thereof. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement accompanying said Notice, and the Annual Report to Shareholders for the fiscal year ended March 27, 1998 hereby is acknowledged.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 DESCRIBED ON THE REVERSE SIDE OF THIS PROXY.

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Please mark your votes as indicated in this example. /X/

1. ELECTION OF DIRECTORS

FOR all nominees listed (except as marked to the contrary). Discretionary authority to cumulate votes is granted. / /

WITHHOLD AUTHORITY to vote for all nominees listed. / /

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name(s) of the nominee(s) in the list below:

Ursula M. Burns     A. Ewan Macdonald
Robert F. Clarke    Anthony R. Moore
Arthur C. Darrow    Michael R. Peevey
Gary R. Krieger     Harald Peipers
George D. Leal      Arthur E. Williams

2. Proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

   FOR / /                          AGAINST / /                  ABSTAIN / /

3. Proposal to amend the 1995 Stock Option Plan for Non-Employee Directors.

   FOR / /                          AGAINST / /                  ABSTAIN / /

4. Proposal to amend the Amended and Restated Long-Term Incentive Plan.

   FOR / /                          AGAINST / /                  ABSTAIN / /

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

I plan to attend the meeting.  / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TEN NOMINEES LISTED ABOVE AND FOR PROPOSALS 2, 3 AND 4.

Please sign exactly as the name or names appear on this proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)
            -------------------------------------------------

DATED:                    , 1998
      --------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK INSIDE THE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.

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